UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2011

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On December 8, 2011, The Cooper Companies, Inc. issued a press release reporting results for its fiscal fourth quarter and year ended October 31, 2011. A copy of this release is attached and incorporated by reference.

Internet addresses in the release are for information purposes only and are not intended to be hyperlinks to other The Cooper Companies, Inc. information.

ITEM 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers.

On December 2, 2011, the Board of Directors of The Cooper Companies, Inc. (“Company”) appointed Gregory W. Matz as Vice President and Chief Financial Officer of the Company effective December 17, 2011. The appointment will follow the retirement of Eugene J. Midlock, currently Senior Vice President and Chief Financial Officer, who announced on July 15, 2011, his intent to retire on December 16, 2011.

Mr. Matz has served as our Vice President, Finance since July 2011. He joined CooperVision, Inc., a wholly-owned subsidiary of The Cooper Companies, Inc., in May 2010 as Vice President and Chief Financial Officer. Mr. Matz has spent the last 25 years in the Electronic Measurement, Chemical Analysis and Life Science markets. Prior to joining the Company, he served in a variety of senior management roles in Agilent Technologies Inc. from 1999-2010, including Vice President and Controller of the Wireless Business Unit, Vice President and Director of Internal Audit and Assistant Corporate Controller. Prior to Agilent, Mr. Matz worked at Hewlett Packard from 1984-1999 in a variety of financial and marketing roles. He started his career at KPMG in San Francisco from 1981-1984.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release dated December 8, 2011, of The Cooper Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Rodney E. Folden
Rodney E. Folden
Vice President and Corporate Controller
(Principal Accounting Officer)

Dated: December 8, 2011

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated December 8, 2011, of The Cooper Companies, Inc.